Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form F-3 Nos. 333-257651 and 333-276826) of PolyPid Ltd.,

(2)	Registration Statements (Form S-8 Nos. 333-239517 and 333-271060) pertaining to the equity incentive plan of PolyPid Ltd.;

of our report dated March 6, 2024, with respect to the consolidated financial statements of PolyPid Ltd. included in this Annual Report (Form 20-F) of PolyPid Ltd. for the year ended December 31, 2023.

March 6, 2024	/s/ Kost Forer Gabbay & Kasierer
Haifa, Israel	A Member of EY Global